Exhibit 99.1

[LOGO] ZARLINK                                                      NEWS RELEASE
       SEMICONDUCTOR

Zarlink Semiconductor Releases Second Quarter Fiscal 2004 Results

      o Second quarter revenues and net loss per share in line with revised guidance

      o     Plans underway to further reduce costs

OTTAWA, CANADA, October 16, 2003 - Zarlink Semiconductor Inc. (NYSE/TSX:ZL) today released results for the Fiscal 2004 second quarter ended September 26, 2003, prepared in accordance with U.S. Generally Accepted Accounting Principles
(GAAP).

      On September 23, 2003, Zarlink announced revised guidance for its Fiscal 2004 second quarter. In line with that revised guidance, second quarter revenue was US$46.6 million, compared with US$53.7 million in the first quarter, and up 1% from US$46.2 million in the same period last year. For the first six months of Fiscal 2004, revenues reached US$100.3 million, up 6.5% from US$94.2 million in the first half of Fiscal 2003.

      Zarlink recorded a second quarter net loss of US$18.9 million, or US$0.15 per share, of which US$0.07 was related to restructuring activities announced earlier. For the same period in Fiscal 2003, the company recorded a net loss of US$11.9 million or US$0.10 per share.

      As previously announced, second quarter revenue was impacted by bookings in August that were lower than anticipated. "Although bookings are now improving, we are taking additional steps to lower our costs and return the company to profitability," said Patrick J. Brockett, President and Chief Executive Officer, Zarlink Semiconductor.

      Gross margin for the second quarter was 42% of revenue, compared with 48% in the first quarter. The reduction in gross margin was primarily due to reduced volume in the quarter, as compared to the first quarter. Also impacting gross margin for the second quarter was US$0.6 million of severance costs as the Company finalizes its outsourcing programs, and a change in product mix from the first quarter.

      At the end of the second quarter, the company's 90-day backlog stood at US$29 million, compared with US$33 million at the end of the first quarter.

      Cash (the company's cash is comprised of cash, cash equivalents, short-term investments and restricted cash)* at the end of the second quarter was US$97 million, compared with US$108 million in the first quarter. The decrease was principally due to severance payments related to restructuring activities, and scheduled annual payments for insurance and other operating expenses. The combination of cash, cash equivalents, short-term investments and restricted cash is a non-GAAP measure, which is discussed below and reconciled in this press release.

Review of Operations

      R&D expenses in the second quarter were US$19.2 million, or 41% of revenue, and included US$1 million in severance costs. R&D expenses were US$19.2 million in the previous quarter, and US$22.9 million in the second quarter of Fiscal 2003.

      Selling and Administrative (S&A) expenses were US$14.2 million in the second quarter and included severance costs of US$1.8 million and other charges of US$1.0 million. This compares to US$11.6 million in the first quarter, which included severance costs of US$0.2 million.

      In addition to the above-mentioned severance costs of US$3.4 million recorded during the quarter, Zarlink recorded a charge of US$0.6 million related to excess space under lease contract, and an impairment loss on fixed assets of US$4.7 million, based upon a review of ongoing usage of its testing equipment and enterprise resource planning system.

      In the second quarter of Fiscal 2004, Zarlink continued to deliver on its strategy of rapid new product introduction by releasing 11 new products, including:

      o an industry-leading family of TDM-to-IP processors that send voice and data traffic over Ethernet networks with no loss in quality;

      o a feature-rich family of Fast Ethernet switching chips with advanced QoS (Quality of Service) features;

      o for digital satellite TV set-top boxes, a demodulator chip with the industry's lowest power and fastest automatic channel-scanning performance;

      o two advanced timing and synchronization devices - an analog PLL (phase locked loop) and a digital PLL - both for use on optical network line cards; and

      o a production-ready tuner design for PVRs (personal video recorders) that uses seven high-performance Zarlink RF (radio frequency) chips.

Fiscal 2004 Third Quarter Guidance

      Zarlink is forecasting revenues of US$47 million in the third quarter of Fiscal 2004, compared with US$46.8 million recorded in the year-earlier period. Third quarter revenues are expected to be sequentially flat as anticipated year-over-year revenue increases in the company's Consumer Communications and Ultra Low-Power Communications business units will be offset by declines in Network Communications' revenues.

      The company is announcing reduced spending primarily in its Network Communications business unit, as it moves to return to profitability. These spending reductions are expected to generate savings of US$3.0 million per quarter, the full benefit of which will be realized in the first quarter of next fiscal year. Accordingly, the company expects to record a restructuring charge of approximately US$4.5 million, which will be taken in the third quarter of Fiscal 2004, related to reducing its global workforce by approximately 5%. As a result of these actions and the revenue guidance given above, Zarlink expects to record a third quarter net loss of approximately US$0.10 per share, including US$0.04 per share in restructuring costs.

About Zarlink Semiconductor

      For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The company's success is built on its technology strengths including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information, visit www.zarlink.com.

      Shareholders and other individuals wishing to receive, free of charge, copies of the Annual and Quarterly Reports - including the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and Regulatory Authorities - should visit the company's web site at www.zarlink.com or contact investor relations.

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

(*) As a supplementary measure to effectively manage the company's total cash assets, management combines its cash and cash equivalents with short-term investments and restricted cash to represent the company's total portfolio of cash assets. Short-term investments comprise highly liquid low-risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is attached in a schedule to this earnings press release. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments, and the effect of currency translation is calculated on all cash assets. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for the consolidated statement of cash flows.

                                     - 30 -

An open conference call for analysts, investors and other interested parties will be held today from 4:30-5:30 p.m. EDT. Please dial 1-800-814-3911 or 613-287-8027. The replay number is 1-877-289-8525 (passcode 21020894#) or
416-640-1917 (passcode 21020894#). The replay is available until midnight, October 30, 2003. The call will be webcast from www.vcall.com (World Investor
Link) or via the company's website at www.zarlink.com. Media are listen-only.

For further information:

Michael Salter                              Mike McGinn
Corporate Communications                    Investor Relations
613 270-7115                                613 270-7210
michael.salter@zarlink.com                  mike.mcginn@zarlink.com

                           Zarlink Semiconductor Inc.
                      CONSOLIDATED STATEMENTS OF LOSS DATA
        (in millions of U.S dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

                                                                           Three months ended                   Six months ended
                                                                   Sept. 26,     June 27,     Sept. 27,      Sept. 26,    Sept. 27,
                                                                     2003          2003          2002          2003          2002
                                                                   ---------------------------------------------------------------
Revenue                                                            $  46.6       $  53.7       $  46.2       $ 100.3       $  94.2
Cost of revenue                                                       27.2          28.1          25.5          55.3          51.4
                                                                   ---------------------------------------------------------------
Gross margin                                                          19.4          25.6          20.7          45.0          42.8
                                                                   ---------------------------------------------------------------
Expenses:
  Research and development                                            19.2          19.2          22.9          38.4          43.3
  Selling and administrative                                          14.2          11.6          11.6          25.8          23.7
  Asset impairment and other                                           5.3            --            --           5.3            --
  Stock compensation expense (recovery)                                 --            --           0.2            --          (1.4)
                                                                   ---------------------------------------------------------------
                                                                      38.7          30.8          34.7          69.5          65.6
                                                                   ---------------------------------------------------------------
Operating loss                                                       (19.3)         (5.2)        (14.0)        (24.5)        (22.8)
Other income (expense) - net                                           0.4          (0.7)          3.0          (0.3)          3.5
Interest expense                                                      (0.3)           --          (0.3)         (0.3)         (0.4)
                                                                   ---------------------------------------------------------------
Loss before income taxes                                             (19.2)         (5.9)        (11.3)        (25.1)        (19.7)
Income tax recovery (expense)                                          0.3          (0.3)         (0.6)           --          (0.9)
                                                                   ---------------------------------------------------------------
Net loss for the period                                            $ (18.9)      $  (6.2)      $ (11.9)      $ (25.1)      $ (20.6)
                                                                   ===============================================================
Net loss attributable to common shareholders after
      preferred share dividends                                    $ (19.4)      $  (6.7)      $ (12.4)      $ (26.1)      $ (21.6)
                                                                   ===============================================================
Net loss per common share:
      Basic and diluted                                            $ (0.15)      $ (0.05)      $ (0.10)      $ (0.20)      $ (0.17)
                                                                   ===============================================================
Weighted average number of common shares
   outstanding (millions):
      Basic and diluted                                              127.3         127.3         127.2         127.3         126.9
                                                                   ===============================================================
Percentage of revenue:
      Gross margin                                                      42%           48%           45%           45%           45%
      Research and development                                          41%           36%           50%           38%           46%
      Selling and administrative                                        30%           22%           25%           26%           25%

                           Zarlink Semiconductor Inc.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS DATA
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

                                                                               Three months ended               Six months ended
                                                                        Sept. 26,    June 27,   Sept. 27,    Sept. 26,    Sept. 27,
                                                                          2003        2003        2002         2003         2002
                                                                        ----------------------------------------------------------
CASH PROVIDED BY (USED IN)
Operating activities:
  Net loss for the period                                                $(18.9)     $ (6.2)     $(11.9)      $(25.1)      $(20.6)
  Depreciation and amortization                                             3.8         3.9         3.7          7.7          7.1
  Other non-cash changes in operating activities                            5.9         1.1        (1.8)         7.0         (1.5)
  Stock compensation expense (recovery)                                      --          --         0.2           --         (1.4)
  Deferred income taxes                                                    (0.9)        0.1          --         (0.8)          --
  Decrease (increase) in working capital:
     Trade accounts and other receivables                                   1.8        (7.4)        0.4         (5.6)         2.5
     Inventories                                                            1.5         0.8         4.6          2.3          7.3
     Prepaid expenses and other                                             0.3        (3.0)         --         (2.7)         1.9
     Trade accounts payable and other accrued liabilities                  (1.4)        1.3        (9.8)        (0.1)       (14.5)
     Deferred credits                                                        --        (0.2)        0.4         (0.2)         0.3
                                                                         --------------------------------------------------------
Total                                                                      (7.9)       (9.6)      (14.2)       (17.5)       (18.9)
                                                                         --------------------------------------------------------
Investing activities:
  Purchased short-term investments                                        (22.7)      (62.3)      (63.6)       (85.0)      (149.6)
  Matured short-term investments                                           49.8        89.5       119.5        139.3        166.0
  Proceeds from disposal of fixed and other assets                          0.2         0.4         0.4          0.6          0.4
  Expenditures for fixed and other assets                                  (2.0)       (1.2)       (1.6)        (3.2)        (4.3)
  Increase in long-term investments                                          --          --          --           --         (0.4)
                                                                         --------------------------------------------------------
Total                                                                      25.3        26.4        54.7         51.7         12.1
                                                                         --------------------------------------------------------
Financing activities:
  Repayment of capital lease liabilities                                   (0.2)       (0.2)       (0.8)        (0.4)        (1.4)
  Payment of dividends on preferred shares                                 (0.5)       (0.5)       (0.5)        (1.0)        (1.0)
  Repurchase of preferred shares                                           (0.1)       (0.4)       (0.2)        (0.5)        (0.4)
  Issue of common shares                                                     --          --          --           --          0.5
  Hypothecation of cash under letters of credit                             0.6          --          --          0.6           --
                                                                         --------------------------------------------------------
Total                                                                      (0.2)       (1.1)       (1.5)        (1.3)        (2.3)
                                                                         --------------------------------------------------------
Effect of currency translation on cash
  and cash equivalents                                                       --          --        (2.0)          --          1.4
                                                                         --------------------------------------------------------
Increase (decrease) in cash and cash equivalents                           17.2        15.7        37.0         32.9         (7.7)

Cash and cash equivalents, beginning of period                             39.2        23.5        30.9         23.5         75.6
                                                                         --------------------------------------------------------
Cash and cash equivalents, end of period                                 $ 56.4      $ 39.2      $ 67.9       $ 56.4       $ 67.9
                                                                         ========================================================

                           Zarlink Semiconductor Inc.
                         CONSOLIDATED BALANCE SHEET DATA
                    (in millions of U.S. dollars, U.S. GAAP)

                                                                                  Sept. 26,          June 27,             March 28,
                                                                                    2003               2003                 2003
                                                                                 --------------------------------------------------
                                                                                 (Unaudited)        (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                                                        $ 56.4              $ 39.2              $ 23.5
  Short-term investments                                                             35.2                62.3                89.5
  Restricted cash                                                                     5.6                 6.2                 6.2
  Trade accounts receivable - net                                                    27.0                27.8                20.3
  Other receivables                                                                   2.7                 3.6                 4.2
  Note receivable                                                                     0.1                  --                  --
  Inventories                                                                        21.8                23.2                24.0
  Deferred income tax assets - net                                                    1.4                 1.3                 1.0
  Prepaid expenses and other                                                         10.4                10.4                 7.3
                                                                                   ----------------------------------------------
                                                                                    160.6               174.0               176.0
Fixed assets - net                                                                   46.6                53.8                56.4
Deferred income tax assets - net                                                     11.3                10.3                10.4
Other assets - net                                                                    4.6                 4.5                 4.7
Note receivable                                                                        --                 0.1                 0.1
                                                                                   ----------------------------------------------
                                                                                   $223.1              $242.7              $247.6
                                                                                   ==============================================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                                           $ 15.3              $ 13.6              $ 10.1
  Employee-related accruals                                                          10.2                14.5                15.5
  Income and other taxes payable                                                     15.0                13.8                13.0
  Provisions for exit activities                                                      4.5                 3.4                 4.2
  Other accrued liabilities                                                          10.7                11.4                12.6
  Deferred credits                                                                    0.8                 0.7                 1.1
  Current portion of long-term debt                                                   0.3                 0.4                 0.6
                                                                                   ----------------------------------------------
                                                                                     56.8                57.8                57.1
Long-term debt                                                                        0.1                 0.1                 0.2
Pension liabilities                                                                  15.9                15.4                14.3
Deferred income tax liabilities - net                                                 2.5                 2.3                 2.0
                                                                                   ----------------------------------------------
                                                                                     75.3                75.6                73.6
Shareholders' equity:
Redeemable preferred shares, unlimited shares
   authorized; 1,419,800 shares issued
   and outstanding                                                                   18.4                18.5                18.9
Common shares, unlimited shares authorized;
   no par value; 127,275,933 shares
   issued and outstanding                                                           768.3               768.3               768.3
  Additional paid-in capital                                                          2.1                 2.1                 2.1
  Deficit                                                                          (608.9)             (589.5)             (582.8)
  Accumulated other comprehensive loss                                              (32.1)              (32.3)              (32.5)
                                                                                   ----------------------------------------------
                                                                                    147.8               167.1               174.0
                                                                                   ----------------------------------------------
                                                                                   $223.1              $242.7              $247.6
                                                                                   ==============================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

Cash, Cash Equivalents, Short-Term Investments and Restricted Cash

As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents, short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments; financing activities exclude the hypothecation of cash under letters of credit; and the effect of currency translation is calculated on all cash assets. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is presented below as part of this earnings press release. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together do not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. These indicators should not be considered as a substitute or alternative for the consolidated statements of cash flows.

                                                                               Three Months Ended                Six Months Ended
                                                                       Sept. 26,    June 27,     Sept. 27,    Sept. 26,    Sept. 27,
                                                                         2003         2003         2002         2003         2002
                                                                       -------------------------------------------------------------
Cash and cash equivalents, beginning of period                          $ 39.2       $ 23.5       $ 30.9       $ 23.5       $ 75.6
Short-term investments, beginning of period                               62.3         89.5        122.2         89.5         78.8
Restricted cash, beginning of period                                       6.2          6.2           --          6.2           --
                                                                        ----------------------------------------------------------
Cash, cash equivalents, short-term investments and
  restricted cash, beginning of period                                   107.7        119.2        153.1        119.2        154.4
                                                                        ----------------------------------------------------------
Cash provided by (used in):
Operating activities, before changes in working capital                  (10.1)        (1.1)        (9.8)       (11.2)       (16.4)
Changes in working capital                                                 2.2         (8.5)        (4.4)        (6.3)        (2.5)
                                                                        ----------------------------------------------------------
Operating activities                                                      (7.9)        (9.6)       (14.2)       (17.5)       (18.9)

Investing activities                                                      (1.8)        (0.8)        (1.2)        (2.6)        (4.3)

Financing activities                                                      (0.8)        (1.1)        (1.5)        (1.9)        (2.3)
                                                                        ----------------------------------------------------------
Cash outflows before the effect of currency translation on
  cash, cash equivalents, short-term investments and
  restricted cash                                                        (10.5)       (11.5)       (16.9)       (22.0)       (25.5)
                                                                        ----------------------------------------------------------
Effect of currency translation on cash, cash equivalents,
  short-term investments and restricted cash
                                                                            --           --         (3.5)          --          3.8
                                                                        ----------------------------------------------------------
Cash, cash equivalents, short-term investments and
  restricted cash, end of period                                        $ 97.2       $107.7       $132.7       $ 97.2       $132.7
                                                                        ==========================================================
Represented by:
Cash and cash equivalents, end of period                                $ 56.4       $ 39.2       $ 67.9       $ 56.4       $ 67.9
Short-term investments, end of period                                     35.2         62.3         64.8         35.2         64.8
Restricted cash, end of period                                             5.6          6.2           --          5.6           --
                                                                        ----------------------------------------------------------
                                                                        $ 97.2       $107.7       $132.7       $ 97.2       $132.7
                                                                        ==========================================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Product Information

Revenue, by product, was distributed as follows:

                                                      Three Months Ended
                                               Sept. 26,   June 27,    Sept. 27,
                                                 2003        2003        2002
                                               ---------------------------------
      Network Communications                   $  25.0     $  29.3     $  29.4
      Consumer Communications                     13.8        13.4        10.4
      Ultra Low-Power Communications               7.8        11.0         6.4
                                               -------------------------------
      Total                                    $  46.6     $  53.7     $  46.2
                                               ===============================

                                                             Six Months Ended
                                                           Sept. 26,  Sept. 27,
                                                             2003        2002
                                                           --------------------
      Network Communications                               $  54.3     $  57.8
      Consumer Communications                                 27.2        23.0
      Ultra Low-Power Communications                          18.8        13.4
                                                           -------------------
      Total                                                $ 100.3     $  94.2
                                                           ===================

Geographic Information:

Revenue,   based  on  the  geographic  location  of  Zarlink's  customers,   was
distributed as follows:

                                             Three Months                    Three Months                     Three Months
                                                Ended          % of             Ended          % of              Ended         % of
                                            Sept. 26, 2003     Total        June 27, 2003      Total        Sept. 27, 2002     Total
                                            --------------     -----        -------------      -----        --------------     -----
Asia - Pacific                                 $  17.7           38%           $  22.5           42%           $  18.0           39%
Europe                                            13.7           29               16.8           31               14.6           32
Americas                                          15.2           33               14.4           27               13.6           29
                                               -------          ---            -------          ---            -------          ---
                                               $  46.6          100%           $  53.7          100%           $  46.2          100%
                                               =======          ===            =======          ===            =======          ===

                                                                              Six Months                      Six Months
                                                                                 Ended          % of            Ended          % of
                                                                            Sept. 26, 2003      Total      Sept. 27, 2002      Total
                                                                            --------------      -----      --------------      -----
Asia - Pacific                                                                 $  40.2           40%           $  34.7           37%
Europe                                                                            30.5           30               31.0           33
Americas                                                                          29.6           30               28.5           30
                                                                               -------          ---            -------          ---
                                                                               $ 100.3          100%           $  94.2          100%
                                                                               =======          ===            =======          ===

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Information on Business Segments

Three Months                                                   Network         Consumer     Ultra Low-Power  Unallocated
Ended Sept. 26, 2003                                        Communications  Communications  Communications      Costs         Total
                                                            ------------------------------------------------------------------------
Revenue                                                         $ 25.0          $ 13.8          $  7.8         $   --        $ 46.6
Depreciation of buildings and equipment                            1.9             1.0             0.4             --           3.3
Asset impairment and other                                         2.9             2.0             0.4             --           5.3
Segment's operating loss                                         (11.4)           (5.9)           (2.0)            --         (19.3)

Three Months                                                   Network         Consumer     Ultra Low-Power  Unallocated
Ended June 27, 2003                                         Communications  Communications  Communications      Costs         Total
                                                            ------------------------------------------------------------------------
Revenue                                                         $ 29.3          $ 13.4          $ 11.0         $   --        $ 53.7
Depreciation of buildings and equipment                            1.8             1.1             0.7             --           3.6
Segment's operating income (loss)                                 (2.4)           (3.8)            1.0             --          (5.2)

Three Months                                                   Network         Consumer     Ultra Low-Power  Unallocated
Ended Sept. 27, 2002                                        Communications  Communications  Communications      Costs         Total
                                                            ------------------------------------------------------------------------
Revenue                                                         $ 29.4          $ 10.4          $  6.4         $   --        $ 46.2
Depreciation of buildings and equipment                            2.6             0.6             0.1             --           3.3
Stock compensation expense                                          --              --              --            0.2           0.2
Segment's operating loss                                          (6.5)           (6.0)           (1.3)          (0.2)        (14.0)

Six Months                                                     Network         Consumer     Ultra Low-Power  Unallocated
Ended Sept. 26, 2003                                        Communications  Communications  Communications      Costs         Total
                                                            ------------------------------------------------------------------------
Revenue                                                         $ 54.3          $ 27.2          $ 18.8         $   --        $100.3
Depreciation of buildings and equipment                            3.7             2.1            1.1              --           6.9
Asset impairment and other                                         2.9             2.0             0.4             --           5.3
Segment's operating loss                                         (13.8)           (9.7)           (1.0)            --         (24.5)

Six Months                                                     Network         Consumer     Ultra Low-Power  Unallocated
Ended Sept. 27, 2002                                        Communications  Communications  Communications      Costs         Total
                                                            ------------------------------------------------------------------------
Revenue                                                         $ 57.8          $ 23.0          $ 13.4         $   --        $ 94.2
Depreciation of buildings and equipment                            5.1             1.2             0.2             --           6.5
Stock compensation recovery                                         --              --              --           (1.4)         (1.4)
Segment's operating loss                                         (11.8)          (11.1)           (1.3)           1.4         (22.8)